SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             FLEET CAPITAL TRUST IV
                           FLEET FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                       04-3337374
      RHODE ISLAND                                     05-0341324
  (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

                         c/o Fleet Financial Group, Inc.
                 ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
               (Address of Principal Executive Offices) (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

   Title of each class                            Name of each exchange on which
   TO BE SO REGISTERED                            EACH CLASS IS TO BE REGISTERED
   ----------------------------------------------------------------------------
   7.17% Trust Originated                         New York Stock Exchange, Inc.
   Preferred Securities issued by
   Fleet Capital Trust IV (and the
   Guarantee by Fleet Financial
   Group, Inc. with respect thereto)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. (x)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ( )

Securities Act  registration  statement file numbers to which this form relates:
333-44921

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated by reference herein is the description of the 7.17% Trust Originated Preferred Securities of Fleet Capital Trust IV, a statutory business trust created under the laws of Delaware ("Fleet Capital") provided in the Registrant's Registration Statement filed pursuant to the Securities Act of 1933 on Form S-3 (File No. 333-44921) under the caption labeled "Description of the Preferred Securities" and the Preferred Securities Guarantee under the caption labeled "Description of the Preferred Securities Guarantee", as filed by Fleet Capital (and the other trusts which were registrants thereunder) and Fleet Financial Group, Inc. with the Securities and Exchange Commission (the "Commission"). A definitive copy of the Prospectus dated April 23, 1998 was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated by reference herein. ("Trust Originated Preferred Securities" is a service mark of Merrill Lynch & Co.)

ITEM 2.     EXHIBITS.

     1. Certificate of Trust of Fleet Capital Trust IV (incorporated by reference to Exhibit 4(a)(iii) to Registration Statement on Form S-3 (File Nos. 333-15435, 333-15435-01 and 333-15435-02) (the
          "Registration Statement")).

     2. Declaration of Trust of Fleet Capital Trust IV (incorporated by reference to Exhibit 4(b)(iii) of the Registration Statement).

     3. Form of Amended and Restated Declaration of Trust of Fleet Capital Trust IV (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K dated April 23, 1998).

     4. Form of Preferred Security (included in Exhibit A-1 to Exhibit 3) (incorporated by reference to Exhibit 4(d) of the Company's Current Report on Form 8-K dated April 23, 1998).

     5.   Form of Preferred Securities  Guarantee  (incorporated by reference to
          Exhibit 4(f) of the Company's Current Report on Form 8-K dated April 23, 1998).

     6. Indenture between Fleet Financial Group, Inc. and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement).

     7. Form of Fourth Supplemental Indenture to be used in connection with the issuance of 7.17% Junior Subordinated Deferrable Interest Debentures due March 31, 2028 (incorporated by reference to Exhibit 4(c) of the Company's Current Report on Form 8-K dated April 23,
          1998).

     8. Form of 7.17% Junior Subordinated Deferrable Interest Debentures due March 31, 2028 (included in Exhibit 7).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              FLEET CAPITAL TRUST IV

                                              BY:/S/ JOHN R. RODEHORST
                                                 -------------------------------
                                                     John R. Rodehorst
                                                     Regular Trustee


                                              FLEET FINANCIAL GROUP, INC.

Date: June 8, 1998                            BY:/S/ JOHN R. RODEHORST
                                                --------------------------------
                                                     John R. Rodehorst
                                                     Assistant Treasurer

                                                       June 8, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Fleet Financial Group, Inc.
                       Registration Statement on Form 8-A

Ladies and Gentlemen:

The  undersigned   hereby   respectfully   requests  that  the  above  captioned
Registration Statement become effective immediately or as soon thereafter as practicable.

                                         Very truly yours,

                                         FLEET CAPITAL TRUST IV

                                         BY:/S/ JOHN R. RODEHORST
                                           -------------------------------------
                                                John R. Rodehorst
                                                Regular Trustee


                                         FLEET FINANCIAL GROUP, INC.

                                         BY:/S/ JOHN R. RODEHORST
                                           -------------------------------------
                                                John R. Rodehorst
                                                Assistant Treasurer